                                                                   EXHIBIT 10.1


                         EXECUTIVE EMPLOYMENT AGREEMENT



         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of October 25, 1999 (the "Effective Date"), by and between SELECT MEDIA COMMUNICATIONS, INC., a New York corporation (the "Company"), and MITCH J. GUTKOWSKI (the "Executive").

         IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

         1.       Agreement Term.

                  The term of this Agreement shall be the period commencing on the Effective Date and ending on the fifth anniversary thereof (the "Agreement Term").

         2.       Employment.

                  a. Employment by the Company. Executive agrees to be employed by the Company for the Agreement Term upon the terms and subject to the conditions set forth in this Agreement. Throughout the Agreement Term, Executive shall serve as the CEO/Chairman of the Company.

                  b. Performance of Duties. Throughout this Agreement Term, Executive shall faithfully and diligently perform his duties in conformity with the directions of the Board of Directors of the Company (the "Board"), consistent with his position as the CEO/Chairman of the Company.

                  c. Place of Performance. During the Agreement Term, Executive shall be based at the Company's executive offices in New York, New York.

         3.       Compensation.

                  a. Base Salary. The Company agrees to pay to Executive a base salary at the annual rate set forth below, or as otherwise increased from time to time by the Board (the "Base Salary"):

                           YEAR OF AGREEMENT TERM                      BASE SALARY
                           ----------------------                      -----------
                                            1                              $200,000
                                            2                              $300,000
                                            3                              $350,000
                                            4                              $400,000
                                            5                              $500,000

Base Salary shall be payable in installments consistent with the Company's payroll practices.

                  b. Annual Incentive Bonus. No later than the March 15th following the end of each calendar year, the Company shall pay a cash bonus to Executive equal to two percent (2%) of the pre-tax net income for the calendar year of the Company and its consolidated subsidiaries, prior to reduction for such bonus (the "Incentive Bonus"). The Incentive Bonus amount shall be payable for an entire calendar year for each calendar year that ends during the Agreement Term, and for any other bonus period that is less than a full calendar year, the Incentive Bonus shall be determined with respect to the Company's net income amounts for the entire calendar year multiplied by a fraction, the numerator of which is the number of calendar days in such period, and the denominator of which is 365. Incentive Bonuses shall be paid in the form of cash.

                  c.       Common Stock Award; Stock Options

                           i. In recognition of past services rendered to the Company by Executive, the Company hereby grants to Executive (x) 2,000,000 shares (the "Grant Shares") of common stock of the Company, par value $.001 per share (the "Common Stock"), which grant shares shall vest on the first anniversary of the date hereof.


                           ii. Executive acknowledges and agrees that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" within the meaning of Rule 144 promulgated under the Act, and will bear the following legend restricting their transferability:

                                    THE SHARES OF STOCK REPRESENTED BY THIS
                                    CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                                    THE SECURITIES ACT OF 1933, AS AMENDED, OR
                                    ANY STATE SECURITIES LAWS. THE SHARES MAY
                                    NOT BE OFFERED FOR SALE, SOLD, PLEDGED,
                                    TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL
                                    THE HOLDER HEREOF PROVIDES EVIDENCE
                                    SATISFACTORY TO THE ISSUER (WHICH, IN THE
                                    DISCRETION OF THE ISSUER, MAY INCLUDE AN
                                    OPINION OF COUNSEL, SATISFACTORY TO THE
                                    ISSUER) THAT SUCH OFFER, SALE, PLEDGE,

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                                    TRANSFER OR OTHER DISPOSITION WILL NOT
                                    VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

         iii. Executive acknowledges that the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Executive is aware of the provisions of Rule 144 promulgated under the Act, which permit the limited resale of shares subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one (1) year after a party has received the security to be sold and provided the consideration in exchange therefor, the sale being effected through "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three (3) month period not exceeding specified limitations.

         iv. Pursuant to this Agreement, Executive has been issued the Grant Shares and options to purchase an additional 1,500,00 shares of common stock, for an aggregate of 3,500,000 shares of common stock (collectively, the "Executive Shares").

                  (1) Protection Against Dilution. If the Company shall at any time during the term of this Agreement: (i) declare or pay to the holders of Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or different number of shares with or without par value, or into shares of any class or classes; or (iii) consolidate or merge with, or transfer all or substantially all of its property to, any other affiliated corporation; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way or return of capital, with the result that the number of Executive Shares shall represent less than 15% of the number of fully-diluted shares of Common Stock of the Company, then, Executive shall receive such additional shares of Common Stock, or such reclassified shares of Common Stock of the Company, or such shares or securities or assets of the entity resulting from such consolidation or merger or transfer of such assets of the Company, as are necessary for the number of shares of Common Stock held by Executive to be equal to 15% of the fully-diluted shares of Common Stock of the Company (after giving effect to such issuance).

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                  (2)      If the Board of Directors of the Company shall (i)
                           declare any dividend or other distribution with respect to the Common Stock, other than a cash dividend, (ii) offer to the holders of the shares of Common Stock any additional shares of Common Stock, any securities convertible into or exercisable for shares of Common Stock or any rights to subscribe thereto, or (iii) propose a dissolution, liquidation or winding up of the Company, the Company shall mail notice thereof to Executive not less than fifteen
                           (15) days prior to the record date fixed for determining stockholders entitled to participate in such dividend, distribution, offer or subscription right or to vote on such dissolution, liquidation or winding up.

                  (3) If at any time or from time to time the Company shall take any action affecting its Common Stock or any other capital stock of the Company, not otherwise described in any of the foregoing subsections of this
                           Section 3(c)(iv), then, if the failure to make any adjustment would, in the reasonable opinion of the members of the Board of Directors of the Company, have a materially adverse effect upon the rights of Executive, the number of shares of Executive Shares, shall be adjusted in such manner and at such time as the members of the Board of Directors of the Company may in good faith determine to be equitable under the circumstances.

                  (4) Upon any adjustment or modification of the rights of the Executive in accordance with this Section 3(c)(iv), the Company shall promptly cause its Chief Financial Officer to provide a notice to the Executive setting forth such adjustment or modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same.

         v.       Piggyback Registrations.

                  (1) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Act and the registration form to be used may be used for the registration of the Shares (a "Piggyback Registration"), the Company shall give prompt written notice to Executive of its intention to effect such a registration and will include in such registration all Shares with respect to which the Company has received a written request by Executive for inclusion

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                           therein within thirty (30) days after the receipt of
                           the Company's notice.

                  (2) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (x) first, the securities the Company proposes to sell, and (y) second, the Shares requested to be included in such registration, pro rata among the Executive and other holders of such registrable securities on the basis of the voting power of shares owned by Executive and each such other holder.

         vi. Demand Registration. In the event that this Agreement is terminated for any reason prior to the third anniversary of the date hereof, the Company shall, upon the request of Executive, prepare and file within ninety (90) days of Executive's request, a registration statement with the Securities and Exchange Commission covering the Executive Shares, and shall use its best efforts to cause such registration statement to become effective promptly.

4.       Benefits.

         a. During the Agreement Term, Executive shall be entitled to (1) vacations (taken consecutively or in segments), aggregating four (4) weeks each fiscal year; (2) reasonable sick leave;
                  (3) participate in the Company's medical plan; and (4) participate in any employee benefit plan or fringe benefits program from time to time in effect for the benefit of any employee, executive or officer of the Company.

         b. It is expressly understood that the Company may in its discretion from time to time modify any bonus, benefit or other employee programs applicable to substantially all employees who benefit from each program, including, without limitation, terms of eligibility, benefit levels and other terms and conditions, and that all such modifications shall be binding on Executive.

         c. Executive agrees that the Company shall withhold from any and all payments required to be made to Executive pursuant to this Agreement all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and/or regulations from time to

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                  time in effect.

         d. Automobile Allowance. The Company shall provide Executive with an automobile allowance of $1,600 per month, and the Company shall pay Executive's gasoline, insurance and maintenance expenses for operating one automobile.

         e. Travel and Entertainment Allowance. The Company shall provide Executive with a travel and entertainment allowance of $2,000 per month. Executive shall not be required to account for, or establish the reasonableness of, his travel and entertainment expenses.

5.       Termination of Employment.

         a. Ability to Terminate. Executive may terminate this Agreement and his employment with the Company prior to the expiration of the Agreement Term. The Company may also terminate this Agreement and Executive's employment with the Company prior to the expiration of the Agreement Term. In the event of a termination of this Agreement by either Executive or the Company, the termination payments provided in this Section 5 shall be the only payments that the Company shall be obligated to make on account of or after such termination, except for any benefits provided under any employee benefit plan of the Company.

         b. Termination for Good Reason or Without Cause. If Executive terminates his employment with the Company for Good Reason, or if the Company terminates Executive's employment with the Company without Cause, Executive shall be entitled to the following within thirty (30) days of such termination (or at such other time provided below):

                  i. his Base Salary and any earned and unused vacation accrued through the date of such termination; plus

                  ii. the Incentive Bonus for the calendar year of the termination (which shall be payable no later than the March 15th following the calendar year of the termination) and any other accrued and unpaid Incentive Bonus amounts; plus

                  iii. any expenses that have not been reimbursed in accordance with the terms of this Agreement; plus

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                  iv.      his annual Base Salary for the period between the
                           date of such termination and the expiration of the Agreement Term;

                  v. the Incentive Bonus on account of the remaining calendar year(s) within the Agreement Term after the calendar year of the termination (which shall be payable no later than the March 15th following the applicable calendar year.

         c. Termination For Cause. If the Company terminates Executive's employment for Cause, Executive shall be entitled to the following within thirty (30) days of the date of such termination (or at such other time provided below):

                  i. his Base Salary and any earned and unused vacation accrued through the date of such termination; plus

                  ii. the Incentive Bonus for the calendar year of the termination (which shall be payable no later than the March 15th following the calendar year of the termination); plus

                  iii. any expenses that have not been reimbursed in accordance with the terms of this Agreement; plus

                  iv. his Base Salary for the period between the date of such termination and either (x) the expiration of the Agreement Term or (y) the second anniversary of the date of such termination, whichever period is shorter; plus

                  v. the Incentive Bonus on account of either (x) the two calendar years following the calendar year of such termination or (y) the period prior to the expiration of the Agreement Term, whichever period is shorter.

         d. Disability. If the Company terminates Executive's employment because of Executive's Disability, then the Company shall provide the following to Executive within thirty (30) days of the date of such termination (or at such other time provided below):

                  i. the Base Salary and any earned and unused vacation accrued through the date of such termination; plus

                  ii. the Incentive Bonus for the calendar year of the termination (which shall

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                           be payable no later than the March 15th following the
                           calendar year of the termination) and any other accrued and unpaid Incentive Bonus amounts; plus

                  iii. any expenses that have not been reimbursed in accordance with the terms of this Agreement.

         e. Death. In the event of the death of Executive during the Agreement Term, the Base Salary to which Executive is entitled hereunder shall continue to be paid through the end of the calendar year in which death occurs to the last beneficiary designated by Executive pursuant to the last beneficiary designated by Executive pursuant to Section 18 hereof, or, failing such designation, to his estate. Upon payment of such salary, the Company shall have no further obligations under this Agreement.

         f. No Mitigation. In the event of any termination of employment under this Section 5, Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due to Executive under this Agreement on account of any remuneration attributable to any subsequent employment (including any self-employment) that he may obtain.

         g. Definitions. For purposes of this Agreement, the following terms shall have the following meaning:

                  i. "Cause" shall mean (1) the failure of Executive to perform his duties as defined in Section 2 above with the Company or the breach of this Agreement by Executive if the Company gives notice of such cause and it remains uncured for ten (10) days following such notice; (2) any act by Executive of fraud, theft or dishonesty; (3) drug or alcohol abuse or related behavior that impedes Executive's job performance or brings Executive or the Company into disrepute in the community; (4) misappropriation by Executive of funds or any corporate opportunity; (5) a conviction or affirmative finding by an appropriate administrative agency that Executive is guilty of a felony or a misdemeanor involving moral turpitude (or a plea of nolo contendere thereto); (6) acts by Executive attempting to secure or securing any personal profit not fully disclosed to and approved by the Board of the Company in connection with any transaction entered into on behalf of the Company; (7) gross, willful or wanton negligence or misconduct by Executive; or (8) any act or omission that the Board of Directors reasonably believes to be harmful to the Company, or any affiliate thereof.

                  ii. "Disability" shall mean any physical or mental disability or incapacity

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
                           which continues for ninety (90) consecutive days or an aggregate period of more than one hundred eighty
                           (180) days in any twelve (12) month period and which shall render Executive incapable of performing the services required of him by the Company. Disability benefits, if any, due under applicable plans and programs of the Company shall be determined under the provision of such plans and programs.

                  iii. "Good Reason" shall mean a material breach by the Company of the terms of this Agreement, which breach continues for thirty (30) days after written notice thereof from Executive.

6.       Restrictive Covenant.

         a. Pursuant to this Agreement, Executive has agreed to become an Executive of the Company and to comply with the non-disclosure provisions of Section 8 hereof. Executive recognizes and acknowledges that he will be given access to certain of the Company's confidential information, and has access to and authority to develop relationships with customers of the Company because of his position and status as an employee of Company, which he would not otherwise attain. In consideration of the foregoing, Executive agrees to comply with the terms of this Section 6.

         b. The restrains imposed by this Section 6 shall apply during any period that Executive continues to receive payment of Base Salary hereunder, and (i) for a period of one (1) year thereafter (the "Restricted Period"). In the event that any Court having jurisdiction should find that the Restricted period is so long and/or the scope (distance)(as set forth below) is so broad as to constitute an undue hardship on Executive, then, in such event only, the Restricted Period and area limitations shall be valid for the maximum time and area for which they could be legally made and enforced.

         c. During the Restricted Period, Executive shall not, as an employee (other than of the Company or an affiliate of the Company), the Company, stockholder, officer, director, partner, consultant, advisor, proprietor, lender, provider of capital or other ownership, operational or management capacity, directly or indirectly, through any other person, firm or corporation (i) solicit or hire any person who on the date of Executive's termination is, or within the last three
                  (3) months of Executive's employment by the Company was, an employee of the Company, or otherwise interfere with or disrupt the employment relationship between the Company and any employee, (ii) solicit or do business with (a) the Company's customers with whom the Company did business while Executive was employed under this Agreement or (b) individuals or entities whom Executive met as a result of his position with the Company while Executive was employed under this

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                  Agreement, that results in competition with the Company, or
                  (iii) be associated in any way with any entity doing business in a 100-mile radius of New York City that competes with the Company; provided, however, that the foregoing restrictions shall not apply in any way to Executive's interest in Izzy Entertainment, a company in the business of producing and distributing popular music.

         d. Executive expressly recognizes and agrees that the restraints imposed by this Section 6 are (i) reasonable as to time, geographic limitation and scope of activity to be restrained;
                  (ii) reasonably necessary to the enjoyment by the Company for the value of its assets and to protect its legitimate interests; and (iii) not oppressive. Executive further expressly recognizes and agrees that the restraints imposed by this Section 6 represent a reasonable and necessary restriction for the protection of the legitimate interests of the Company, that the failure by Executive to observe and comply with the covenants and agreements in this Section 6 will cause irreparable harm to the Company, that it is and will continue to be difficult to ascertain the harm and damages to the Company that such a failure by Executive would cause, that the consideration received by Executive for entering into these covenants and agreements is fair, that the covenants and agreements and their enforcement will not deprive Executive of his ability to earn a reasonable living in the Company's industry or otherwise, and that Executive has acquired knowledge and skills in his field that will allow him to obtain employment without violating these covenants and agreements.

7.       Indemnification.

         a. The Company agrees that if Executive is or becomes a party, or is threatened to be made party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and wether brought by or in the right of the Company or otherwise ("Proceeding"), by reason of the fact that (whether before or after the Effective
                  Date) he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including (without limitation) service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate or articles of incorporation or by-laws (or other applicable governing documents) or resolutions of the Board (or other applicable governing body) or the stockholders of the Company or, if greater, by the laws of the State of Delaware or any other applicable state or organization or formation, against all cost, expense, liability and loss (including, without limitation,

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
                  attorneys' fees, judgments, costs of appeal, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive event if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of Employee's heirs, executors and administrators. In this Section 7, (i) each reference to "the Company" (other than for the purpose of any notice) shall include, without limitation, all entities that are subsidiaries and affiliates of the Company, and (ii) all obligations of the Company shall be joint and several as to all entities included in such definition of "the Company". The Company shall pay or provide such indemnification to Executive in connection with a Proceeding within sixty (60) days after written request by Executive for that indemnification. During that sixty (60) day period, Executive shall have an opportunity to be heard and to present evidence in connection with the consideration by the Board of Directors, independent legal counsel, or stockholders, as the case may be, of any findings required by applicable law in connection with that indemnification request. The Company shall also advance to Executive all reasonable costs and expenses incurred by him (including, without limitation, all reasonable fees and costs of counsel selected by Executive, and all other indemnifiable liabilities covered by this Section 7(a)) in connection with a Proceeding within thirty (30) days after written request by Executive for such advance. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. In the event the Company does not properly indemnify or advance expenses to Executive in accordance with the terms of this
                  Section 7(a)(including, without limitation, the time period set forth above), Executive shall be entitled to bring an action or proceeding against the Company in any state or federal court or before a panel of arbitrators in accordance with Section 20 hereof, to enforce the Company's indemnification or expense-advancement obligations, and (in either case) Executive shall be reimbursed by the Company for the reasonable costs and expenses (including, without limitation, reasonable attorneys fees and costs) of any successful enforcement of the Company's indemnification or expense-advancement obligations.

         b. Neither the failure of the Company (including, without limitation, its board of directors, independent legal counsel or stockholders) to have made any determination that indemnification of Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including, without limitation, its board of directors, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct or shall be a defense to any action or proceeding to enforce the Company's indemnification or expense-advancement obligations. The Company

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                  shall have the burden of proof in establishing that Executive has not met the applicable standard of conduct. Where Executive is entitled to indemnification under this Section 7 for a portion of the indemnifiable liabilities described in
                  Section 7(a), but not for the total amount of liabilities of that kind, the Company shall nevertheless indemnify Executive for such portion of the indemnifiable liabilities to which Executive is entitled.

         c. Executive's rights provided in this Section 7 shall not be exclusive of any other rights of indemnification or advancement of expenses (or any similar rights) that Executive may have against the Company or under any liability insurance covering Executive.

         d. The Company agrees to continue and maintain one or more directors' and officers' liability insurance policies that cover Executive (with reputable and financially sound insurers) at a level that is commercially reasonable (in light of the Company's business and the risks of litigation or claims), and otherwise to the fullest extent the Company provides such coverage for any of its other executive officers.

         e. Without limiting the generality of Section 7 hereof, the rights of indemnity and advancement of expenses in favor of Executive in this Section 7 shall continue and survive any expiration or termination of this Agreement or Executive's ceasing to be a director, officer, or employee of the Company.

8.       Assignability; Binding Nature.

         This Agreement shall be binding and inure to the benefit of the parties and their respective successors, heirs (in the case of Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company (including, without limitation, by merger, consolidation, or other operation of law) except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing or surviving entity, or the sale or liquidation of all or substantially all of the assets of the Company,, to one or more entities that have the financial and other ability to perform the Company's obligations under this Agreement; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company under this Agreement, either contractually or as a matter of law. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to compensation and benefits, as provided in Section 15 below.

9.       Representations.

         The Company represents and warrants that it is fully authorized and empowered to enter

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into this Agreement and that the performance of its obligations under this
Agreement will not violate any agreement between it and any other person, firm or organization. Executive represents that he knows of no agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

10.      Warranty.

         Executive does hereby warrant that he has not taken any action, and covenants that during the Agreement Term, or the Restricted Period, as applicable, he shall take no such action, that constitutes or will constitute a breach of any agreement concerning confidential information and trade secrets, confidentiality, solicitation or non-competition to which he is bound as a party.

11.      Entire Agreement.

         This Agreement and the other agreements referenced herein contain the entire understanding and agreement between the parties concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto. Nothing in this Agreement impairs or otherwise adversely affects any of Executive's rights to or under any stock option or stock agreements with the Company (or any of its subsidiaries or affiliates) that are in effect on or after the Effective Date.

12.      Amendment or Waiver.

         No provision of this Agreement may be amended unless such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company (other than Executive). No waiver by either party of any breach by the other part of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company (other than Executive), as the case may be.

13.      Severability.

         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

14.      Survivorship.

         The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment or the expiration of the Agreement Term to the

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
extent necessary to the intended preservation of such rights and obligations.

15. Beneficiaries/References.

         Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death or incompetence by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

16. Governing Law/Jurisdiction.

         This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York without reference to principles of conflict of laws.

17.      Resolution of Disputes.

         a. Arbitration of Claims. Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration. Such arbitration shall be conducted on an expedited basis in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a panel of three (3) arbitrators, selected by the American Arbitration Association, sitting in New York, New York. The award of the arbitrators shall be final and nonappealable, and judgment may be entered on the award of the arbitrators in any court having proper jurisdiction. All expenses of such arbitration shall be borne by Company.

         b. Payment of Legal Fees and Costs. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Executive or others of any action taken pursuant to the terms of this Agreement, or of the validity or enforceability of, or liability under, any provision of this Agreement, or any guarantee of performance thereof (including, without limitation, as a result of any contest by Executive about the amount of payment pursuant to the Agreement), plus in each case interest on any delayed payment at the AFR.

18.      Notices.

         Any notice given to a party shall be in writing and shall be deemed to have been given when delivered personally or by courier, or upon receipt if sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently given such notice of:

         If to the Executive:           Select Media Communications, Inc.
                                        666 Third Avenue
                                        New York, NY 10022
                                        Attention: Mitch J. Gutkowski, President

         With a Copy to
         (which shall not               McDermott Will & Emery
         constitute notice):            50 Rockefeller Plaza
                                        New York, NY 10020
                                        Attention: Stephen B. Selbst, Esquire

         If to Company:

19.      Headings.

         The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

20.      Counterparts.

         This Agreement may be executed in two or more counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                      SELECT MEDIA COMMUNICATIONS, INC.


                                      ------------------------------------------
                                      By:
                                      Its:


                                      ------------------------------------------
                                      MITCH J. GUTKOWSKI


                                      -15-